NSAR ITEM 77O
VK Trust for Investment Grade Florida Municipal
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1        Pinellas County HFA  Merrill   1,000,000      1.02       1/19/01

    2        Palm Beach Cty FL    Lehman Brothers  500,000   0.62     4/30/01




Underwriters for #1
Morgan Stanley Dean Witter
PaineWebber Incorporated
R.W. Baird
Salomon Smith Barney
Merrill Lynch



Underwriters for #2
Lehman Brothers
Dain Rauscher Inc.
Morgan Stanley Dean Witter
Jackson Securities Inc.
UBS PaineWebber Inc.